Exhibit 10.3

RESTRICTED STOCK UNIT AWARD AGREEMENT

Cryptyde, Inc.

2022 LONG-TERM INCENTIVE PLAN

1. Award of Restricted Stock Units. Pursuant to the Cryptyde, Inc. 2022 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Cryptyde, Inc., a Delaware corporation (the “Company”), the Company grants to

_________________________________

(the “Participant”)

an Award under the Plan for _______________(______) Restricted Stock Units (the “Awarded Units”) which may be converted into the number of shares of Common Stock of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The “Date of Grant” of this Restricted Stock Unit Award is _____________, 202_. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Time of Delivery of Shares. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.” [TO BE UPDATED WITH SPECIFIC VESTING PROVISIONS]

a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall be vested as follows:

i. _____________ percent (___%) of the total Awarded Units shall vest on the first anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

ii. _____________ percent (___%) of the total Awarded Units shall vest on the second anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

iii. _____________ percent (___%) of the total Awarded Units shall vest on the third anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

iv. _____________ percent (___%) of the total Awarded Units shall vest on the fourth anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

[Notwithstanding the foregoing, upon the occurrence of a Change in Control, all Unvested RSUs shall immediately become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor or an Outside Director, is providing services to) the Company or a Subsidiary on that date.]

b. Subject to the provisions of the Plan and this Agreement, upon the vesting of Awarded Units, or as soon as practicable following vesting, and in no event, later than sixty (60) days after vesting of Awarded Units, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs and shall deliver to the Participant or the Participant’s personal representative a number of shares of Common Stock equal to the number of Vested RSUs credited to the Participant. From and after the date of receipt of such shares, the Participant or the Participant’s estate, personal representative, or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations.

4. Forfeiture of Awarded Units.

a. Except as otherwise provided in Section 3.a. above, upon the Participant’s Termination of Service for any reason, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

b. Notwithstanding anything to the contrary contained herein, in the event the Participant fails to comply with the confidentiality, non-solicitation, and other restrictive covenant provisions contained in Exhibit A (which is attached hereto and incorporated herein) or in any other written agreement by and between the Participant and the Company that are in effect, then (i) the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs, and all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company, (ii) any Vested RSUs that have not yet been converted into shares of Common Stock and delivered to the Participant in accordance with Section 3.b. above shall be immediately forfeited and this Agreement (other than the Surviving Provisions (defined below)) will be terminated on the date of such violation, and (iii) any Common Stock received in connection with the conversion of Vested RSUs within the one (1) year period prior to such violation shall be forfeited back to the Company (or, if such shares of Common Stock were sold, the Participant shall pay the proceeds from such sale to the Company).

5. Who May Receive Converted Awarded Units. During the lifetime of the Participant, the Common Stock received upon conversion of Awarded Units may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Awarded Units are converted into shares of Common Stock as described in Section 3 above, the Common Stock relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

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6. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

7. Nonassignability. The Awarded Units are not assignable or transferable by the Participant except by will or the laws of descent and distribution.

8. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Agreement until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the shares of Common Stock. The Awarded Units shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates or the registration of such shares in the Participant’s name. The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

9. Adjustment of Number of Awarded Units and Related Matters. The number of shares of Common Stock covered by the Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan. [The Awarded Units shall be entitled to be credited with Dividend Equivalent Rights based upon the payment by the Company of dividends on shares of Common Stock after the Date of Grant. Such Dividend Equivalent Rights will be settled in [cash / shares of Common Stock having a Fair Market Value] on the date that the Awarded Units are converted in accordance with Section 3.b. above, equal to the amount of such applicable dividends, and shall be payable at the same time as the Awarded Units are converted in accordance with Section 3.b. above. In the event that any Awarded Unit is forfeited, the Participant shall have no right to Dividend Equivalent Rights with respect of such forfeited Awarded Units.]

10. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws.

12. Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

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13. Lock-up Agreement. The Participant agrees that in connection with any underwritten public offering of Common Stock, the shares of Common Stock acquired hereunder upon conversion of the Awarded Units may not be sold, offered for sale, pledged or otherwise disposed of or transferred without the prior written consent of the Company or the principal underwriter managing such public offering, as the case may be, for at least [one hundred eighty (180)] days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board or the principal underwriter may determine, if all of the Company’s directors and officers agree to be similarly bound. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares subject to this Section 13 or into which such shares thereby become convertible shall immediately be subject to this Section 13. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the shares subject to this Section 13. The obligations under this Section 13 shall remain effective for all underwritten public offerings with respect to which the Company has filed a registration statement on or before the date five (5) years after the closing of the Company’s initial public offering; provided, however, that this Section 13 shall cease to apply to any shares sold to the public pursuant to an effective registration statement or an exemption from the registration requirements of the United States Securities Act of 1933, as amended, in a transaction that complied with the terms of this Agreement.

14. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). Notwithstanding anything contained in this Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

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19. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

Cryptyde, Inc.
200 9th Avenue North, Suite 220
Safety Harbor, Florida
Attn: CFO

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

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25. Section 409A; Six Month Delay. Notwithstanding anything herein to the contrary, in the case of a conversion of Awarded Units and distribution of shares of Common Stock on account of any Termination of Service (other than death), if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code, then solely to the extent required under Section 409A of the Code, a distribution of the number of such shares to the Participant (determined after application of the withholding requirements set forth in Section 26 below), plus any dividends payable with respect to such number of shares, shall not occur until the date which is six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant). It is intended that each conversion and settlement of shares of Common Stock to be delivered under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code.

26. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion and prior to the date of conversion of any Awarded Units, require the Participant receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate or the registration of such shares in the Participant’s name for such shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of conversion, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (c) any combination of (a) or (b). Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; provided, however, if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code who is subject to the six (6) months delay provided for in Section 25 above, the Company shall withhold the number of shares attributable to the employment taxes on the date of the Participant’s Termination of Service and withhold the number of shares attributable to the income taxes on the date which occurs six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

27. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

28. Survival. The provisions of Section 4(b) (including, without limitation, Exhibit A) and Sections 13 – 27 creating obligations extending beyond the term of this Agreement (collectively, the “Surviving Provisions”) shall survive the expiration or termination of this Agreement and of the Participant’s employment with or service to the Company or, if applicable, any Subsidiary, regardless of the reason for such expiration or termination.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

Cryptyde, Inc.

By:
Name:
Title:

PARTICIPANT:

Signature
Name:
Address:

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[EXHIBIT A]

1. Confidentiality.

A. Definition of Confidential Information. The Participant understands that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes, without limitation, trade secrets, recipes and ingredients, manuals, slogans, training methods, cooking systems and methods, customer and prospective customer lists, other compilations of customer names and contact information, customer databases and customer research and development, other research or development, marketing strategies and materials, product plans or other information regarding the Company’s products, services, and actual or prospective markets, strategic plans, training materials, vendor lists, software and point of sale systems, song lists, technical and training information, handbooks and manuals regarding restaurant systems, processes, and methods, personnel information, internal financial data, information and material provided to Company or by third parties in confidence and/or with nondisclosure restrictions, computer software, company e-mail, access passwords, and internal/external market studies or surveys. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which the Participant can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to the Participant, (ii) becomes publicly known or made generally available after disclosure by the Company to the Participant through no wrongful action or omission by the Participant, or (iii) is in the Participant’s rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by the Participant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. The Participant understands that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages and working conditions of their employment, as protected by applicable law.

B. Nonuse and Nondisclosure. The Participant agrees that during and after the Participant’s employment with the Company, the Participant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information, and the Participant will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of the Participant’s employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the Company. Prior to disclosure when compelled by applicable law, The Participant shall provide prior written notice to the Company’s president, Chief Executive Officer, or general counsel, as applicable. The Participant agrees that the Participant obtains no title to any Company Confidential Information, and that as between the Company and the Participant, the Company retains all Confidential Information as the sole property of the Company. The Participant understands that the Participant’s unauthorized use or disclosure of Company Confidential Information during the Participant’s employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. The Participant understands that the Participant’s obligations under this section shall continue after termination of the Participant’s employment with the Company.

Exhibit A

C. Former Employer Confidential Information. During the Participant’s employment with the Company, the Participant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which the Participant have an obligation to keep in confidence. Furthermore, the Participant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D. Third Party Information. The Participant recognizes that the Company has received and in the future will receive from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of this information and to use it only for certain limited purposes. By way of example, third party confidential information may include the habits or practices of such third parties, the technology of such third parties, requirements of such third parties, and information related to the business conducted between the Company and such third parties. The Participant will hold all of this confidential or proprietary information in the strictest confidence and not disclose it to any third party or use it except as necessary in carrying out the Participant’s work for the Company consistent with the Company’s agreements with these third parties. The Participant’s unauthorized use or disclosure of third parties’ confidential or proprietary information during the Participant’s employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.

E. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, the Participant acknowledge that the Participant shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if the Participant file a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and may use the trade secret information in the court proceeding, if the Participant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

2. No Solicitation of Employees. To further preserve Company Confidential Information, during employment and for twelve (12) months after employment ends, whether voluntary or involuntary, the Participant will not, directly or indirectly, (i) knowingly hire or engage any current employee of the Company, (ii) solicit or encourage any employee to terminate employment or services with the Company, or (iii) solicit or encourage any employee to accept employment with or provide services to the Participant or any business associated with the Participant.

3. Non-Disparagement and Duty of Loyalty. The Participant further agree that the Participant will not disparage or make negative statements regarding the Company or its directors, officers, employees, former employees, agents, parents, subsidiaries, affiliates, or related entities. the Participant acknowledge and understand the Participant have a continuing duty of loyalty to the Company, including, but not limited to, a duty not to improperly profit from or seek to profit from knowledge the Participant acquired while in a position of trust at the Company, to the detriment of the Company.

Exhibit A